Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No.333-171666, No.333-179662 and No.333-186978 on Form S-8 of our report dated April 24, 2013, relating to the consolidated financial statements and financial statement schedule of iSoftStone Holdings Limited, its subsidiaries and variable interest entity (collectively, the “Group”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Group’s adoption of the authoritative guidance on the presentation of comprehensive income), and our report dated April 24, 2013 relating to the effectiveness of the Group’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of iSoftStone Holdings Limited for the year ended December 31, 2012.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China

April 24, 2013